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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (date of earliest event reported): July 21, 2005


                             ACME UNITED CORPORATION
             (Exact name of registrant as specified in its charter)
                               ------------------

          Connecticut                    001-07698              06-0236700
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)         file number)        Identification No.)


1931 Black Rock Turnpike, Fairfield, Connecticut                   06825
    (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (203) 332-7330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 21, 2005, Acme United Corporation (the "Company") issued a press release announcing its financial results for the three and six months ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this current report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     Exhibit Number             Description
     --------------             -----------
     99.1                       Press release dated July 21, 2005.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ACME UNITED CORPORATION

By          /s/ WALTER C. JOHNSEN
         ------------------------------
                Walter C. Johnsen
                 President and
             Chief Executive Officer

Dated:   July 21, 2005



By          /s/ PAUL G. DRISCOLL
         ------------------------------
                Paul G. Driscoll
               Vice President and
              Chief Financial Officer

Dated:  July 21, 2005

EXHIBIT INDEX


     Exhibit Number             Description
     --------------             -----------
     99.1                       Press release dated July 21, 2005.

ACME UNITED CORPORATION            NEWS RELEASE
--------------------------------------------------------------------------------
                            CONTACT: Paul G. Driscoll
                             Acme United Corporation
                  1931 Black Rock Turnpike Fairfield, CT  06825
                   Phone: (203) 332-7330  FAX: (203) 576-1547
--------------------------------------------------------------------------------

                       FOR IMMEDIATE RELEASE July 21, 2005


ACME UNITED CORPORATION REPORTS 21% NET SALES INCREASE AND A 22% INCREASE IN NET INCOME FOR ITS SECOND QUARTER

FAIRFIELD, CONN. - July 21, 2005 - Acme United Corporation (AMEX:ACU) today announced net income of $1,314,000 or $.34 per diluted share for the second quarter ended June 30, 2005 compared to $1,075,000 or $.29 per diluted share for the comparable period last year. Net income for the six months ended June 30, 2005 was $1,964,000, or $.52 per diluted share compared to $1,468,000, or $.40 per diluted share in the comparable period last year, a 34% increase.

         Net sales for the quarter ended June 30, 2005 were $14.9 million compared to $12.3 million in the same period in 2004, an increase of 21% (20% at constant currency). Net sales for the six months ended June 30, 2005 were $25.5 million compared to $20.9 million in the same period in 2004, an increase of 22% (20% at constant currency). Net sales in the U.S. increased 25% due to the sale of new products, market share gains and the Clauss business acquired on June 1, 2004. International sales increased by 14%, and 7% in local currency.

         Gross margins were 45.2% in the second quarter of 2005 versus 44.9% in the comparable period last year. For the first six months of 2005 gross margins were 45.5% compared to 44.3% in the same period in 2004. The improvement is primarily due to the sale of new products and product rationalization efforts in Europe. These positive impacts were partially offset by mainly higher raw material costs.

         Walter C. Johnsen, President and CEO, said, "Acme United continues to plan and invest for future growth. We are finalizing new products for introduction in the fall, and upgrading our systems and customer support. We are very pleased with our continued strong performance."

                                      (1)

         The Company's bank debt less cash on June 30, 2005 was $4.4 million compared to $4.6 million on June 30, 2004. During the first six months of 2005, the Company repurchased 146,000 shares of its common stock at a cost of $2.2 million and paid dividends in the total amount of $146,000.

         On June 28, 2005 the Company announced a 50% increase in the quarterly cash dividend to 3 cents per share.

         ACME UNITED CORPORATION is a specialized supplier of cutting devices, measuring instruments, and safety products for school, home, office and industrial use.

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.


                                     # # #

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

                             ACME UNITED CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                           SECOND QUARTER REPORT 2005
                                                            Quarter Ended             Quarter Ended
                                                            June 30, 2005             June 30, 2004
Amounts in $000's except per share data                      (Unaudited)               (Unaudited)
--------------------------------------------------------------------------------------------------------
Net Sales                                                      $ 14,904                  $ 12,298
Gross Profit                                                      6,731                     5,519
Selling, General, and Administrative Expenses                     4,577                     3,579
Other Expense                                                       140                       120
Pre-Tax Income                                                    2,014                     1,820
Income Tax Expense                                                  700                       745
Net Income                                                        1,314                     1,075
Earnings Per Share Basic                                           0.37                      0.32
Earnings Per Share Diluted                                         0.34                      0.29



                                                          Six Months Ended          Six Months Ended
                                                            June 30, 2005             June 30, 2004
Amounts in $000's except per share data                      (Unaudited)               (Unaudited)
--------------------------------------------------------------------------------------------------------

Net Sales                                                      $ 25,487                  $ 20,865
Gross Profit                                                     11,592                     9,239
Selling, General, and Administrative Expenses                     8,296                     6,550
Other Expense                                                       202                       159
Pre-Tax Income                                                    3,094                     2,530
Income Tax Expense                                                1,130                     1,062
Net Income                                                        1,964                     1,468
Earnings Per Share Basic                                           0.56                      0.44
Earnings Per Share Diluted                                         0.52                      0.40

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

                             ACME UNITED CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                           SECOND QUARTER REPORT 2005
                                   (Unaudited)
Amounts in $000's                                           June 30, 2005             June 30, 2004
--------------------------------------------------------------------------------------------------------
Assets:
Current Assets:
     Cash                                                      $    602                  $    412
     Accounts Receivable, Net                                    12,625                    11,869
     Inventories                                                 11,141                     8,259
     Prepaid and Other current Assets                               818                       771
                                                          ----------------------------------------------
Total Current Assets                                             25,186                    21,311

     Property and Equipment, Net                                  2,203                     2,225
     Other Assets                                                   809                       681
                                                          ----------------------------------------------
Total Assets                                                   $ 28,198                  $ 24,217
                                                          ==============================================

Liabilities and Stockholders' Equity:
Current Liabilities
     Accounts Payable                                             3,770                     2,203
     Other Current Liabilities                                    4,559                     4,358
     Current Portion of Long Term Debt                            4,968                     2,481
                                                          ----------------------------------------------
Total Current Liabilities                                        13,297                     9,042
Long-Term debt                                                       54                     2,533
Other Non Current Liabilities                                       541                       809
                                                          ----------------------------------------------
                                                                 13,892                    12,384
Total Stockholders' Equity                                       14,306                    11,833
                                                          ----------------------------------------------
Total Liabilities and Stockholders' Equity                     $ 28,198                  $ 24,217
                                                          ==============================================

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